Exhibit 10.11

ADVANCE INVESTMENT AGREEMENT

THIS ADVANCE INVESTMENT AGREEMENT (this “Agreement”) is entered into as of August 26, 2021, by and between Beamr Imaging Ltd., a company organized under the laws of the State of Israel (the “Company”) and the Investor listed in Schedule 1 attached hereto (the “Investor”).

WHEREAS, the Investor has agreed to provide the Company with a bridge investment in the aggregate amount of US$                                                (the “Investment Amount”); and

WHEREAS, the Company desires to receive from the Investor the Investment Amount, and the Investor is willing, to provide the Investment Amount to the Company, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. THE INVESTMENT AMOUNT. At and subject to the Closing (as defined below), the Investor shall provide to the Company and the Company shall receive from the Investor the Investment Amount.

2. CLOSING.

2.1 Closing Date. Subject to the fulfillment of the conditions set forth in Section 7 below, the closing of the payment and receipt of the Investment Amount (the “Closing”) shall take place remotely, via the exchange of documents and signatures, on the date hereof, or by such other means or at such other date or place as may be agreed by the Investor and the Company (the date on which the Closing actually occurs, the “Closing Date”).

2.2 Transactions at the Closing. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) The Company shall deliver to the Investor the following documents:

(i) True and correct copies of the resolutions of the Company’s Board of Directors approving, inter alia, this Agreement and the transactions contemplated hereby, in the form attached hereto as Schedule 2.2(a)(i);

(ii) Waivers of rights of preemption or other participation rights (including with respect to the conversion of the Investment Amount pursuant to the terms and conditions hereunder), executed by all shareholders entitled to such rights under the Company’s Articles of Association as in effect as of the date hereof (the “Existing Articles”) or otherwise evidence that such rights have expired; and

(b) The Investor shall cause the transfer to the Company of the Investment Amount, by wire transfer, or such other form of payment as is mutually agreed by the Company and the Investor, to such bank account as the Company shall instruct the Investor in writing.

3. ISSUANCE OF SHARES.

3.1 Issuance upon Qualified Financing.

(a) In the event of the consummation by the Company of a transaction or series of related transactions in which the Company issues securities of a preferred class or series, in consideration for an aggregate investment of at least US$10,000,000 (Ten Million United States Dollars) (including the Investment Amount and any additional amount provided to the Company under any additional Advanced Investment Agreement(s)) (a “Qualified Financing”), the Investment Amount shall automatically convert immediately prior to the consummation of such Qualified Financing into such number of preferred shares (or a sub-class thereof) issued in such Qualified Financing (the “Next Round Shares”), as is obtained by dividing the Investment Amount by a price per share which shall reflect a 20% discount off the lowest price per share paid in the Qualified Financing.

(b) The shares issued upon conversion of the Investment Amount (the applicable shares issued upon conversion under each of the conversion provisions of this Agreement are referred to herein as the “Conversion Shares”) shall have the same rights and preferences as attached to the shares issued to the investors in such Qualified Financing (but not, for the avoidance of doubt, the right to nominate a director to the extent such right had not existed previously)), including without limitation, liquidation preference, anti-dilution protection, registration rights, preemptive rights, right of first refusal, voting and veto rights, or other rights, pro-rata to the respective amounts of investment, and the Investor shall otherwise be deemed one of the investors in such Qualified Financing for all purposes (including with respect to any other securities, warrants or other rights issued or provided to all such investors as part of the Qualified Financing).

(c) In the event that the Qualified Financing is achieved through a series of related closings, then: (i) the Investment Amount shall be converted as aforesaid, at the first closing to occur, at which all conditions required to qualify such financing as a Qualified Financing have been satisfied; and (ii) in the event that the transactions consummated in such closings are not on the same terms and conditions and/or involve the issuance of more than one type of Company’s securities, then, the Investment Amount shall be converted as aforesaid into an equity investment on the most favorable terms to the Investor, at the conversion price detailed in Section 3.1(a) above, as applicable, with the securities issued therefor being of the type that confers upon its holders the most favorable and preferential rights, preferences and privileges.

3.2 Issuance upon a Non-Qualified Financing. In the event of a consummation by the Company of a transaction or series of related transactions in which the Company issues preferred shares in consideration for an aggregate investment of less than US$10,000,000 (Ten Million United States Dollars) (including the Investment Amount and any additional amount provided to the Company under any additional Advanced Investment Agreement(s)), or which for any other reason would not be deemed as a Qualified Financing (a “Non-Qualified Financing”), then upon each time when the Company consummates such Non-Qualified Financing, the Investor shall have the right (but not the obligation) to elect, by delivery of written notice to the Company no later than thirty (30) days from the receipt of a written notice from the Company setting forth the terms and conditions of such Non-Qualified Financing, to convert immediately prior to the consummation of such Non-Qualified Financing the Investment Amount into the shares and/or securities issued and sold at the closing of such Non-Qualified Financing, all in accordance with the provisions of Section 3.1 above, which shall apply mutatis mutandis.

3.3 Issuance upon a Trigger Date. In the event that the Company has not consummated by August 26, 2022 (the “Trigger Date”) a Qualified Financing or an Exit Event (as defined below) and the Investment Amount or any portion thereof has not been converted in accordance with the terms of this Agreement, then, the Investor shall have the right (but not the obligation) to elect, by delivery of written notice to the Company no later than thirty (30) days from the receipt of a written notice from the Company, to convert the Investment Amount into such number of shares of the Company of the most senior class then outstanding (the “Most Senior Shares”), equals to the quotient received by dividing the Investment Amount by a price per share reflecting a pre-money valuation of the Company (determined on a fully diluted basis as of the date of the conversion) of US$62,500,000 (“Target Valuation”).

3.4 Issuance/Payment upon an Acquisition or Asset Transfer. Unless previously converted, in the event of the consummation of an Acquisition or an Asset Transfer (as such terms are defined in the Company’s Articles of Association, as may be amended from time to time (the “Articles”)) (together with an IPO (as such term is defined in the Articles), each, an “Exit Event”), then immediately prior to the closing of such Acquisition or Asset Transfer, the Investor shall either elect, at its discretion, to (I) convert the Investment Amount into such number of Most Senior Shares, as is obtained by dividing the Investment Amount by the quotient obtained by dividing (A) the Target Valuation by (B) the issued and outstanding share capital of the Company, on a fully diluted basis, as of immediately prior to the closing of the Acquisition or Asset Transfer, as applicable, excluding any shares to be issued under this Agreement); or (II) receive, prior and in preference to payment in respect of other Company securities, a redemption payment equal to 200% of the Investment Amount.

3.5 Issuance upon an IPO. Unless previously converted, in the event of the consummation of an IPO, then immediately prior to the closing or effectiveness of the IPO, the Investment Amount shall be automatically converted into Ordinary Shares (as defined below) at a price per share equal to the quotient of (i) the price to the public per Ordinary Share of the Company in such IPO multiplied by (ii) 0.8.

3.6 Notice. For as long as the Investment Amount has not been converted, the Company shall deliver prior written notice to the Investor of any contemplated Qualified Financing, Non-Qualified Financing or Exit Event, as promptly as possible, but in any event at least fourteen (14) days prior to the closing of such transaction, provided, however, that if such notice may not be given without the Company’s breach of a confidentiality obligation entered into in connection with such contemplated transaction, or notice to the Company’s shareholders is to be given at a later stage, then such notice shall be given at such times and on such terms as provided to the Company’s shareholders.

4. MECHANICS OF ISSUANCE OF SHARES.

4.1 No Fractional Shares. The issuance of shares hereunder shall be calculated based on the aggregate Investment Amount to be converted by the Investor and upon conversion, no fractional shares shall be issued to the Investor. The number of Conversion Shares to be issued to the Investor shall be rounded down to the nearest whole number.

4.2 Issuance. The Company shall, immediately upon any conversion of the Investment Amount, issue and deliver to the Investor a certificate representing the number of the Conversion Shares to which the Investor is entitled upon conversion of the Investment Amount, grant to the Investor the rights, preferences, powers and privileges required to be granted in connection with such Conversion Shares, and register the issuance of such Conversion Shares in the Investor’s name in the Company’s register of shareholders. The Investor, by entering into this Agreement, consents to the placement of legend(s) on all securities issued hereunder with respect to restrictions on transferability thereof in order to ensure compliance with applicable securities laws.

4.3 Rights as Shareholder. From the date of occurrence of a conversion as set forth in Section 3 and thereafter, whether or not the Conversion Shares required to be issued to the Investor have actually been issued, the Investor shall be deemed to be the holder of such Conversion Shares, and shall be deemed to have all rights, preferences, powers, privileges, restrictions, qualifications and limitations required to be granted in connection with such Conversion Shares.

4.4 Original Issue Price. For purposes of liquidation and dividend preference rights, anti dilution rights and any other rights to which the Investor may be entitled upon conversion of the Investment Amount, whether pursuant to the Articles or otherwise, the price per share of the Conversion Shares shall be the price per share according to which the Investment Amount was actually converted (i.e., after taking into account any discount provided to the Investor pursuant to this Agreement).

4.5 Further Assurance. The Investor agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and shall perform such further acts as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected hereby, including, without limitation, to vote (and execute written resolutions) at any time in favor of an amendment to the Articles as then in effect in order to provide for the creation, authorization and issuance of the Conversion Shares, and the reservation of sufficient Ordinary Shares nominal value NIS0.01 per share of the Company (“Ordinary Shares”) for conversion thereof. The Company hereby undertakes to take all necessary actions in its power and obtain all required approvals and consents so as to approve and adopt such amendment to its Articles.

4.6 Effect of Conversion. Upon conversion or repayment, as applicable, in full of the Investment Amount pursuant to the terms of this Agreement and, if applicable, the grant to the Investor of the rights, preferences, powers and privileges required to be granted in connection with the Conversion Shares, any obligations of the Company (other than the representations of the Company listed herein) towards the Investor hereunder shall be deemed satisfied in full.

4.7 Financing Agreements. The Investor acknowledges and agrees that the conversion of the Investment Amount into Conversion Shares may require such Investor’s execution of certain agreements relating to the purchase and sale of such securities as well as registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such shares. The Investor agrees to execute all such agreements as the “Investor” in connection with the conversion so long as the issuance of Conversion Shares issued pursuant to the conversion of the Investment Amount are subject to the same terms and conditions applicable to the shares sold in the Qualified Financing, Non-Qualified Financing or financing relating to the Most Senior Shares, as the case may be and the terms and conditions in such agreements or otherwise are no less favorable to the Investor than as set forth in the documents executed by the Investor in connection with the prior equity financing for the Company prior to the date of this Agreement. Without derogating from the foregoing, the Investor shall be deemed the “Investor” in connection with the conversion hereunder and be deemed a party to all such financing agreements whether or not the Investor actually executes such agreements provided that notwithstanding anything to the contrary in the financing agreements, the terms and conditions in such agreements are no less favorable to the Investor than as set forth in documents previously executed by the Investor in connection with a prior equity financing for the Company prior to the date of this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Investor that the following representations are true, correct and complete as of the date hereof and as of the Closing (as if made on the Closing Date); except, in each case, as to such representations and warranties that address matters as of a particular date, which are given only as of such date:

5.1 Organization. The Company is a company duly organized and validly existing under the laws of the State of Israel, is not a “breaching company” (within the meaning of Section 362.A of the Israeli Companies Law, 1999, as amended) and has all requisite corporate power and authority to carry on its business as currently conducted.

5.2 Authorization. The Company has the full power and authority to execute and deliver this Agreement and the other agreements contemplated hereby or which are ancillary hereto, and to consummate the transactions contemplated hereby, and each of this Agreement and the other agreements contemplated hereby or which are ancillary hereto, when executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.3 No Conflict; Consents. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) result in any conflict with, or a breach or violation, with or without the passage of time and giving of notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) under: (i) the Existing Articles; (ii) any judgment, injunction, order, writ, decree or ruling of any court or governmental authority, domestic or foreign, to which the Company is subject; (iii) any material contract or agreement, lease, license or commitment to which the Company is a party or by which it is bound; or (iv) any applicable law; (b) result in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company; or (c) except as may be required under that certain Loan and Security Agreement dated as of February 19, 2017, by and between Silicon Valley Bank, the Company and Beamr, Inc., require the consent, approval or authorization of, registration, qualification or filing with, or notice to any person or any federal, state, local or foreign governmental authority or regulatory authority or agency, on the part of the Company, which has not heretofore been obtained or will be obtained prior to Closing.

5.4 Share Capital. The authorized share capital of the Company as of the date hereof and as of the Closing is as set forth in the Existing Articles, and the issued and outstanding share capital of the Company, on a fully diluted as converted basis as of the date hereof and as of the Closing, is set forth in Schedule 5.4. The issued and outstanding shares of the Company were duly and validly authorized and issued, fully paid and non-assessable, and offered and issued in compliance with the provisions of the Company’s Articles of Association as in effect at the time of each such issuance and in compliance with all applicable corporate and securities laws. Other than as set forth in this Agreement or in Schedule 5.4, and except for (i) the conversion privileges of the Conversion Shares pursuant to the Articles; (ii) the preemptive rights and bring-along provisions under applicable law or in the Articles; (iii) Ordinary Shares reserved for issuance upon conversion of the Conversion Shares pursuant to the Articles, there are no outstanding share capital, options, warrants, rights (including conversion, preemptive rights, rights of first refusal or similar rights) or agreements for the purchase from the Company of any of its share capital, or any securities convertible into or exchangeable for shares of the Company (whether now or hereinafter authorized or issued), or that could require the Company or a shareholder of the Company to issue, sell, transfer or otherwise cause to be outstanding any of the Company’s share capital or securities convertible or exercisable into shares thereof.

5.5 Valid Issuance. Upon any conversion of the Investment Amount as set forth herein, the Conversion Shares shall be duly and validly issued, fully paid, and non-assessable, issued in compliance with all applicable state securities laws, and free and clear of liens, pledges, charges, encumbrances or other restrictions on transfer of any kind (including, without limitation, preemptive rights), other than as may be specified in the definitive agreements governing the transaction upon which such conversion shall occur pursuant to Section 3 above and under applicable securities laws and other than liens or encumbrances created by or imposed on the Investor as to itself.

5.6 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or, to the Company’s knowledge, investigation pending, or, to the Company’s knowledge, currently threatened in writing against the Company, any of its properties or any officer, director or employee of the Company, or that questions the validity of the Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated by the Agreement. Neither the Company nor, to the Company’s knowledge, any of its officers, directors, consultants or employees is a party to or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the Company’s knowledge, threatened in writing (or any basis therefor known to the Company) involving the prior engagement of any of the Company’s employees their services provided in connection with the Company’s business, any information or technologies allegedly proprietary to any of their former employers or their obligations under any agreements with former employers.

5.7 Compliance with Laws and Other Instruments. The Company is, and has been, in compliance, in all material respects, with all applicable laws. The Company has not received any written notice of or been charged with the violation of any law and, to Company’s knowledge, there is no threatened action or proceeding against the Company under any of such laws. The Company is not in violation of or default under (i) any provisions of the Existing Articles, (ii) any order, writ, injunction, decree, or judgment of any court or any governmental department, commission or agency, domestic or foreign, to which it is subject or by which it is bound. The Company has obtained all franchises, permits, licenses, consents and any similar authorizations that are material to its business as currently conducted under applicable law, and is in compliance, in all material respects, with such franchises, permits, licenses, consents and similar authorizations. None of the Company’s products, intellectual property or operations is subject to any restriction or limitation or requires a license or registration under applicable laws relating to marketing, export or import controls. Without limiting the generality of the foregoing, the Company has not and is not using or developing, or is engaged in, encryption technology, or other technology whose development, commercialization or export is restricted, and the conduct of the business as currently conducted does not require obtaining a license from the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974, or from the Israeli Ministry of Economy pursuant to the Law of Regulation of Security Exports, 2007.

6. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor hereby represents and warrants that the following representations are true, correct and complete as of the date hereof and as of the Closing (as if made on the Closing Date) and as of the date of the issuance of the Conversion Shares; except, in each case, as to such representations and warranties that address matters as of a particular date, which are given only as of such date:

6.1 Authorization; Organization. The Investor is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it has been incorporated and has full power and authority to enter into this Agreement. This Agreement when executed and delivered by the Investor, and assuming the due authorization, execution and delivery by the other parties hereto, constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

6.2 Purchase Entirely for Own Account. The Conversion Shares to be issued upon conversion hereunder and the Ordinary Shares issued upon conversion thereof (the “Conversion Securities”) will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not presently have any contract, undertaking, agreement or arrangement to sell, transfer or grant participation rights to any person with respect to any of the Conversion Securities. The Investor has not been formed for the specific purpose of acquiring the Conversion Securities.

6.3 Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, operations, properties, prospects, technology, plans, management, financial affairs and the terms and conditions of the offering of the Conversion Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit, modify or qualify the representations and warranties of the Company in Section 4.6 of this Agreement or the right of the Investor to rely thereon. The Investor acknowledges that any projections provided (if any) by the Company are uncertain in nature, and that some or all of the assumptions underlying such projections may not materialize or will vary significantly from actual results.

6.4 Investment Experience; Accredited Investor; Non-U.S. Person. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating and understanding the merits and risks of the investment in the Conversion Shares. The Investor is either (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (together with the rules and regulations promulgated thereunder, all as amended, the “Securities Act”), or (ii) a Non U.S. Person as defined under Regulation S promulgated under the Securities Act. To the extent that the Investor is a non U.S. Person, the Investor (x) is not acquiring Conversion Securities for the account or benefit of any U.S. Person, (y) is not, at the time of execution of this Agreement, and will not be, at the time of the issuance of the Conversion Securities, in the United States and (z) is not a “distributor” (as defined in Regulation S promulgated under the Securities Act).

6.5 Restricted Securities. The Conversion Securities will not be registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Investor is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The sale and issuance of the Conversion Securities have not and will not be registered under the Securities Act by reason of a specific exemption from registration which depends upon, among other things, the accuracy of the Investor’s representations as expressed herein.

6.6 Legends. The Conversion Securities, and (if applicable) any securities issued in respect of or exchange for the foregoing may be notated with the following or a similar legend as well as other legends as may be required by applicable securities laws: “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER OF SUCH SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

7. CONDITIONS TO CLOSING.

The obligation of the Investor to disburse the Investment Amount to the Company on the Closing Date is subject to the fulfillment on or before the Closing of each of the following conditions, unless otherwise waived in writing by the Investor:

(a) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(b) Consents, etc. The Company shall have secured at or prior to the Closing, all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and the transactions contemplated by this Agreement.

(c) Delivery of Documents. All of the documents to be delivered by the Company pursuant to Section 2.2(a) shall be in a form as attached to this Agreement, or in a form and substance satisfactory to the Investor and shall have been delivered to the Investor.

8. CERTAIN EVENTS.

Notwithstanding anything herein to the contrary, unless earlier converted/repaid pursuant to Section 3 above, subject to the Company’s obligations towards Silicon Valley Bank, the Investment Amount shall immediately become due and payable in cash by the Company upon an occurrence of a Certain Event (as defined below). Each of the following shall constitute a “Certain Event”:

8.1 The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect (collectively “Bankruptcy Laws”), or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing and such actions are not stayed, enjoined, or discharged within forty five (45) days from their commencement;

8.2 The appointment of a receiver or trustee over the whole or any part of the Company’s assets and such appointment is not stayed, enjoined or discharged within forty five (45) days from its commencement;

8.3 The calling by Company of a meeting of creditors for the purpose of entering into a scheme or arrangement with them;

8.4 Any involuntary petition or proceeding under any Bankruptcy Laws is instituted against the Company, which has not been terminated within forty five (45) days thereafter;

8.5 The transaction of the business of the Company is suspended, substantially curtailed or ceased for a period longer than forty five (45) days; or

8.6 The Company adopts one or more resolutions for dissolution, liquidation, bankruptcy or winding-up of the Company.

The Company shall notify the Investor in writing immediately upon the occurrence of any such Certain Event (without regard to any grace or cure period specified therein).

9. MISCELLANEOUS.

9.1 Taxes. The Investor shall bear and be responsible to pay in cash (to the Company or the relevant tax authorities, as applicable) all taxes attributable to it, if any, in connection with or as a result of the transactions contemplated under this Agreement.

9.2 Survival. The warranties, representations and covenants of the Company and of the Investor contained in or made pursuant to this Agreement shall survive the Closing

9.3 Entire Agreement. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof, and supersede all prior agreements and understandings, both written and oral, among any of the parties hereto, with respect to the subject matter hereof (with no concession being made as to the existence of any such prior agreements or understandings).

9.4 Amendment; Waiver. Any term of this Agreement may be amended and the observance of any term hereof may be waived only with the written consent of the Company and the Investor. The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by the prior written consent of the party against which enforcement of such waiver shall be sought. Any amendment or waiver effected in accordance with this Section 9.4 shall be binding upon the Investor and each transferee of the Conversion Shares (or the Ordinary Shares issuable upon conversion thereof), each future holder of all such securities, and the Company.

9.5 Assignment. This Agreement may not be assigned by the Investor or the Company, without the prior written consent of the Investor or the Company, as the case may be; however, the Investor may assign or transfer its rights, privileges, or obligations set forth in, arising under, or created by this Agreement to its “Permitted Transferees” as defined in the Articles, provided, however, that any such Permitted Transferee agrees in writing, prior to or at such assignment or transfer, to be bound by all agreements, warranties and representations binding upon the Investor under this Agreement. Subject to the foregoing restriction, this Agreement shall inure to the benefit of the Company and the Investor, and their respective successors, assigns and representatives.

9.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with to the laws of the State of Israel, disregarding its conflict of laws rules. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent court located in Tel Aviv-Jaffa, Israel and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court. Each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of the abovementioned courts in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from the abovementioned court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the abovementioned court, and (iv) irrevocably consents to service of process in the manner provided by Section 9.10 or as otherwise provided by applicable law.

9.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

9.8 Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise, the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety, and not to any particular provision hereof, and all references herein to Sections shall be construed to refer to Sections to this Agreement. Reference to “governmental authorities” (or similar terms) shall include any: (a) nation, principality, state, commonwealth, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign or other government, (c) governmental, quasi governmental or regulatory body of any nature, including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, organization, unit, or body, or (d) court, public or private arbitrator or other public tribunal. Reference to a “person” shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental authority or other entity, including, any party to this Agreement. Any reference to a “day” or a number of days (without explicit reference to “business days”) shall be interpreted as a reference to a calendar day or number of calendar days, and if any action is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action may be deferred until the first business day thereafter (where “business day” shall mean any day on which banking institutions in Tel-Aviv-Jaffa, Israel are generally open to the public for conducting business and are not required by law to close).

9.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be enforceable in accordance with its terms and interpreted so as to give effect, to the fullest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision.

9.10 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) when delivered, if sent by personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (with electronic conformation of delivery) on a business day and during normal business hours of the recipient, and otherwise on the first business day in the place of recipient, (iii) five (5) business days after having been sent, if sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with an internationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written confirmation of receipt. All communications shall be sent to the respective parties at their address or contact details as set forth below, or to such address or contact details as subsequently modified by written notice given in accordance with this Section 9.10, or, in the case of the Investor, as used for purposes of sending shareholders’ notices by the Company.

If to the Company:

Beamr Imaging Ltd.

10 Hamenofim Street,

Herzeliya Pituach 4672561

Israel

Attention: Sharon Carmel

Telephone:

E-mail: Sharon@beamr.com

If to Investor: as set forth on Schedule 1 hereto.

9.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument, binding and enforceable against the parties so executing the same; it being understood that all parties need not sign the same counterpart. Counterparts may also be delivered by facsimile or email transmission (in pdf format or the like, or signed with DocuSign or any similar form of signature by electronic means) and any counterpart so delivered shall be sufficient to bind the parties to this Agreement, as an original.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Advance Investment Agreement to be executed by their respective duly authorized officers as of the date first above written.

COMPANY:

Beamr Imaging Ltd.

By:·
Name:	Sharon Carmel
Title:	CEO

[Signature Page to Advance Investment Agreement/Beamr Imaging Ltd.]

IN WITNESS WHEREOF, the undersigned have caused this Advance Investment Agreement to be executed by their respective duly authorized officers as of the date first above written.

INVESTOR:

By:·

[Signature Page to Advance Investment Agreement/Beamr Imaging Ltd.]

Schedule 1

The Investor

Investor	Address	Investment Amount (US$)